UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 12, 2010

ENERGYSOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33830	51-0653027
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

423 West 300 South
Suite 200
Salt Lake City, Utah	84101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 649-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 12, 2010, EnergySolutions, Inc. (the “Company”), EnergySolutions, LLC (the “Borrower”) and Duratek, Inc., a wholly owned subsidiary of the Company (“Duratek”), entered into Amendment No. 2 (the “Amendment”) to (i) the Third Amended and Restated Credit Agreement (the “ES Credit Agreement”), dated as of September 23, 2009 (as amended by Amendment No. 1, dated as of January 14, 2010), among the Company, the Borrower, the lenders from time to time party thereto, and Citicorp North America, Inc., as administrative agent (the “Administrative Agent”), and (ii) the Amended and Restated Credit Agreement (the “Duratek Credit Agreement” and together with the ES Credit Agreement, the “Credit Agreements”), dated as of September 23, 2009 (as amended by Amendment No. 1, dated as of January 14, 2010), among Duratek, the lenders from time to time party thereto and the Administrative Agent.  Capitalized terms used but not otherwise defined in this report shall have the respective meanings ascribed to such terms in the respective Credit Agreement, as applicable.

After giving effect to the Amendment, the Applicable Margins applicable to Loans under each Credit Agreement will be based on the Leverage Ratio and the applicable long-term credit or corporate family rating assigned to the Company by S&P and Moody’s.  After giving effect to the Amendment, each Credit Agreement provides for a minimum Base Rate of 3.25% and a minimum Eurodollar Rate of 1.75%.

Although the Company is still in the process of preparing its financial results for the quarter ended June 30, 2010, it has entered into the Amendment to ensure that it remains in compliance with the financial covenants in the Credit Agreements.  Pursuant to the Amendment, the lenders waived the requirement not to exceed a maximum First Lien Leverage Ratio for the quarter ended June 30, 2010.  The Company incurred fees of approximately $2.2 million in connection with the Amendment, which will be amortized over the expected remaining life of the Credit Agreements.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 above is incorporated by reference into this item.

Item 8.01  Other Events

On July 13, 2010, the Company also announced that it is seeking to refinance the Credit Agreements.  A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

This report contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve risks and uncertainties related to effects of the Amendment on the Credit Agreements and the intended refinancing of the Credit Agreements. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements.  Factors that may cause future performance or actual results to differ from the expectations expressed or implied herein include, without limitation, the following: changes in general economic conditions, which prevent or delay the refinancing transaction; volatility in the financial and credit markets; and unforeseen changes in economic, business, competitive, regulatory, technological, strategic or other circumstances that may prevent or delay the transaction. The Company undertakes no obligation to publicly update any forward-looking statement contained in this report, whether as a result of new information, future developments or otherwise, except as may be required by law.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

10.1                                           Amendment No. 2, dated as of July 12, 2010, to each of (i) the Third Amended and Restated Credit Agreement, dated as of September 23, 2009 (as amended by Amendment No. 1, dated as of January 14, 2010), by and among the Borrower, the Company, the other Loan Parties from time to time signatory thereto, the Administrative Agent and the other Agents and Lenders from time to time party thereto, and (ii) the Amended and Restated Credit Agreement, dated as of September 23, 2009 (as amended by Amendment No. 1, dated as of January 14, 2010), by and among Duratek, the other Loan Parties from time to time signatory thereto, the Administrative Agent and the other Agents and Lenders from time to time party thereto.

99.1                                           Press release, dated July 13, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGYSOLUTIONS, INC.

Date: July 14, 2010	By:	/s/ Mark C. McBride
	Name:	Mark C. McBride
	Title:	Executive Vice President and
Chief Financial Officer

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